UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2006

SKYE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-27549 (Commission File Number)	88-0362112 (IRS Employer Identification No.)

7150 West Erie Street, Chandler, Arizona 85226

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (480) 889-9999

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 16, 2006, Kenneth Pinckard resigned as a director and an officer of the registrant’s subsidiary.

On February 21, 2006 , David Kreitzer resigned as SKYE’s Secretary and Gregg Johnson was appointed as SKYE’s Secretary effective the same date.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective February 16, 2006, the board of directors of Skye approved the following amendments to the Bylaws:

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Article II, Section 2. Special Meetings. Added “chairman” to those that may call special meetings of shareholders and amended the percentage of shareholders required to call a meeting from “50%” down to “15%”.

•	Article II, Section 7. Quorum. Changed “majority” to “50% or more of the outstanding shares.”
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Article II, Section 10. Informal action by Shareholders. Changed the required number of shareholders to take action by written consent without a meeting from “all of the shareholders” to “a plurality of the shareholders.”

•	Article III, Section 4. Special Meetings. Added “chairman” to those that may call special meetings of the board of directors.
•	Article III, Section 5. Notice. Added “facsimile” and “email” as means by which notice can be delivered and deleted “telegram.”
•	Article V. Indemnity. Added that the corporation will defend Indemnitees.

Item 9.01	Financial Statements and Exhibits

Regulation S-K Number	Document
3.1	Bylaws, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE INTERNATIONAL, INC.
February 23, 2006	By: /s/ Gregg C. Johnson Gregg C. Johnson, Secretary

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